Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

December 2012 Performance Update

The Frontier Fund Supplement Dated December 31, 2012 to Prospectus Dated April 30, 2012 and the Supplement dated August 17, 2012.

The Frontier Fund Class 2 Original

T H E   F RO N T I E R   F U N D ’ S   G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

December performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 2 Original	December 31, 2012 MTD	December 31, 2012 YTD	NAV / Unit
Balanced Series-2	1.33%	-3.75%	$149.20
Balanced Series-2a	1.36%	-3.10%	$124.36
Tiverton/Graham/Transtrend Series-2	2.79%	-10.99%	$99.55
Currency Series-2	-4.94%	-16.73%	$72.95
Long/Short Commodity Series-2	-4.79%	-10.08%	$145.65
Winton/Graham Series-2	3.48%	-6.96%	$120.67
Winton Series-2	1.76%	-4.53%	$158.30

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

* The above table sets forth the actual performance for the Class and Series as of December 31, 2012. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$1,251,455.62
Unrealized trading gain (loss)	(434,161.30)
Less: Commissions	(55,509.18)
Less: Trading Fee paid to Managing Owner	(32,749.42)
Interest income	169.72

Total Income	729,205.44
EXPENSES
Broker service fees	0.00
Incentive fees	1,208.41
Management fees	49,374.80

Total Expenses	50,583.21

Net Income (Loss)	$678,622.23

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	348,577.63010	$51,327,436.72	$147.25
Current month additions	0.00000	0.00
Current month redemptions	(3,683.35399)	(546,491.34)
Net income (loss) for current month		678,622.23	1.95

Net asset value, end of current month	344,894.27611	$51,459,567.61	$149.20

	Monthly rate of return		1.33%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - BALANCED SERIES - 2

THE FRONTIER FUND BALANCED SERIES - 2a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$25,251.72
Unrealized trading gain (loss)	(9,101.12)
Less: Commissions	(1,118.43)
Less: Trading Fee paid to Managing Owner	(658.74)
Interest income	1,388.28

Total Income	15,761.71
EXPENSES
Trading fees	1,018.84
Broker service fees	0.00
Incentive fees	2.93
Management fees	993.08

Total Expenses	2,014.85

Net Income (Loss)	$13,746.86

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	8,388.67604	$1,029,213.51	$122.69
Current month additions	0.00000	0.00
Current month redemptions	(271.22528)	(33,439.94)
Net income (loss) for current month		13,746.86	1.67

Net asset value, end of current month	8,117.45076	$1,009,520.43	$124.36

	Monthly rate of return		1.36%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - BALANCED SERIES - 2a

THE FRONTIER FUND TIVERTON/GRAHAM/TRANSTREND SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(89,904.67)
Unrealized trading gain (loss)	188,864.68
Less: Commissions	(1,980.22)
Less: Trading Fee paid to Managing Owner	(1,979.38)
Interest income	3,971.67

Total Income	98,972.08
EXPENSES
Broker service fees	0.00
Incentive fees	0.00
Management fees	12,707.22

Total Expenses	12,707.22

Net Income (Loss)	$86,264.86

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	32,791.80733	$3,175,947.19	$96.85
Current month additions	0.00000	0.00
Current month redemptions	(1,873.86874)	(184,329.26)
Net income (loss) for current month		86,264.86	2.70

Net asset value, end of current month	30,917.93859	$3,077,882.79	$99.55

	Monthly rate of return		2.79%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - TIVERTON/GRAHAM/TRANSTREND SERIES - 2

THE FRONTIER FUND CURRENCY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$0.05
Unrealized trading gain (loss)	(2,776.50)
Less: Commissions	0.00
Less: Trading Fee paid to Managing Owner	(35.41)
Interest income	(0.04)

Total Income	(2,811.90)
EXPENSES
Broker service fees	0.00
Incentive fees	0.00
Management fees	0.00

Total Expenses	0.00

Net Income (Loss)	$(2,811.90)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	742.39337	$56,967.56	$76.74
Current month additions	0.00000	0.00
Current month redemptions	0.00000	0.00
Net income (loss) for current month		(2,811.90)	(3.79)

Net asset value, end of current month	742.39337	$54,155.66	$72.95

	Monthly rate of return		-4.94%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - CURRENCY SERIES - 2

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(148,709.42)
Unrealized trading gain (loss)	(173,083.14)
Less: Commissions	(8,575.59)
Less: Trading Fee paid to Managing Owner	(4,806.73)
Interest income	13,492.54

Total Income	(321,682.34)
EXPENSES
Broker service fees	0.00
Incentive fees	0.00
Management fees	45,910.26

Total Expenses	45,910.26

Net Income (Loss)	$(367,592.60)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	53,433.19862	$8,174,205.20	$152.98
Current month additions	0.00000	0.00
Current month redemptions	(6,066.67918)	(907,827.81)
Net income (loss) for current month		(367,592.60)	(7.33)

Net asset value, end of current month	47,366.51944	$6,898,784.79	$145.65

	Monthly rate of return		-4.79%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - LONG/SHORT COMMODITY SERIES - 2

THE FRONTIER FUND WINTON/GRAHAM SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(23,684.57)
Unrealized trading gain (loss)	176,063.59
Less: Commissions	(1,546.97)
Less: Trading Fee paid to Managing Owner	(2,580.68)
Interest income	2,853.42

Total Income	151,104.79
EXPENSES
Broker service fees	0.00
Incentive fees	0.00
Management fees	12,491.68

Total Expenses	12,491.68

Net Income (Loss)	$138,613.11

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	35,058.78720	$4,088,494.05	$116.62
Current month additions	0.00000	0.00
Current month redemptions	(1,305.51066)	(154,066.44)
Net income (loss) for current month		138,613.11	4.05

Net asset value, end of current month	33,753.27654	$4,073,040.72	$120.67

	Monthly rate of return		3.48%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - WINTON/GRAHAM SERIES - 2

THE FRONTIER FUND WINTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$257,866.26
Unrealized trading gain (loss)	(60,609.27)
Less: Commissions	(1,427.25)
Less: Trading Fee paid to Managing Owner	(6,504.32)
Interest income	10,467.90

Total Income	199,793.32
EXPENSES
Broker service fees	0.00
Incentive fees	0.00
Management fees	21,516.46

Total Expenses	21,516.46

Net Income (Loss)	$178,276.86

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	65,158.60198	$10,136,049.49	$155.56
Current month additions	0.00000	0.00
Current month redemptions	0.00000	0.00
Net income (loss) for current month		178,276.86	2.74

Net asset value, end of current month	65,158.60198	$10,314,326.35	$158.30

	Monthly rate of return		1.76%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - WINTON SERIES - 2

THE FRONTIER FUND BALANCED SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$4,905,757.16
Unrealized trading gain (loss)	(1,684,647.85)
Less: Commissions	(217,311.46)
Less: Trading Fee paid to Managing Owner	(128,112.98)
Interest income	7,136.92

Total Income	2,882,821.79
EXPENSES
Trading fees	4,761.96
Broker service fees	369,146.20
Incentive fees	5,381.82
Management fees	193,154.88

Total Expenses	572,444.86

Net Income (Loss)	$2,310,376.93

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	1,652,391.99663	$201,666,423.05	$122.05
Current month additions	287.96277	33,625.00
Current month redemptions	(32,026.42293)	(3,857,674.73)
Net income (loss) for current month		2,310,376.93	1.45

Net asset value, end of current month	1,620,653.53659	$200,152,750.25	$123.50

	Monthly rate of return		1.19%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - BALANCED SERIES

THE FRONTIER FUND TIVERTON/GRAHAM/TRANSTREND SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(731,977.81)
Unrealized trading gain (loss)	1,530,794.50
Less: Commissions	(15,972.92)
Less: Trading Fee paid to Managing Owner	(16,057.39)
Interest income	32,219.73

Total Income	799,006.11
EXPENSES
Trading fees	0.00
Broker service fees	56,300.95
Incentive fees	0.00
Management fees	103,089.09

Total Expenses	159,390.04

Net Income (Loss)	$639,616.07

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	320,742.51233	$25,268,520.86	$78.78
Current month additions	19.04833	1,476.51
Current month redemptions	(6,770.28291)	(564,972.16)
Net income (loss) for current month		639,616.07	1.94

Net asset value, end of current month	313,991.27775	$25,344,641.28	$80.72

	Monthly rate of return		2.46%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - TIVERTON/GRAHAM/TRANSTREND SERIES

THE FRONTIER FUND CURRENCY SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$0.02
Unrealized trading gain (loss)	(139,777.73)
Less: Commissions	0.00
Less: Trading Fee paid to Managing Owner	(1,790.92)
Interest income	0.00

Total Income	(141,568.63)
EXPENSES
Trading fees	0.00
Broker service fees	7,022.45
Incentive fees	0.00
Management fees	0.00

Total Expenses	7,022.45

Net Income (Loss)	$(148,591.08)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	48,863.30795	$2,945,041.87	$60.27
Current month additions	60.96555	3,554.27
Current month redemptions	(1,318.79757)	(78,880.61)
Net income (loss) for current month		(148,591.08)	(3.11)

Net asset value, end of current month	47,605.47593	$2,721,124.45	$57.16

	Monthly rate of return		-5.16%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - CURRENCY SERIES

THE FRONTIER FUND FRONTIER LONG/SHORT COMMODITY SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(1,180,201.61)
Unrealized trading gain (loss)	(1,363,987.10)
Less: Commissions	(66,387.90)
Less: Trading Fee paid to Managing Owner	(79,400.28)
Interest income	105,268.59

Total Income	(2,584,708.30)
EXPENSES
Trading fees	0.00
Broker service fees	35,107.46
Incentive fees	0.00
Management fees	277,378.52

Total Expenses	312,485.98

Net Income (Loss)	$(2,897,194.28)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	467,573.61050	$61,677,812.23	$131.91
Current month additions	2,623.00019	289,554.80
Current month redemptions	(18,101.80733)	(2,544,692.08)
Net income (loss) for current month		(2,897,194.28)	(6.88)

Net asset value, end of current month	452,094.80336	$56,525,480.67	$125.03

	Monthly rate of return		-5.22%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - FRONTIER LONG/SHORT COMMODITY SERIES

THE FRONTIER FUND WINTON/GRAHAM SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(120,352.82)
Unrealized trading gain (loss)	900,618.46
Less: Commissions	(7,895.25)
Less: Trading Fee paid to Managing Owner	(13,148.04)
Interest income	14,539.25

Total Income	773,761.60
EXPENSES
Trading fees	0.00
Broker service fees	42,263.86
Incentive fees	0.00
Management fees	63,641.84

Total Expenses	105,905.70

Net Income (Loss)	$667,855.90

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	218,342.80790	$20,878,650.98	$95.62
Current month additions	40.86234	3,810.44
Current month redemptions	(8,211.01386)	(796,778.36)
Net income (loss) for current month		667,855.90	3.13

Net asset value, end of current month	210,172.65638	$20,753,538.96	$98.75

	Monthly rate of return		3.26%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - WINTON/GRAHAM SERIES

THE FRONTIER FUND WINTON SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$1,034,842.23
Unrealized trading gain (loss)	(238,552.37)
Less: Commissions	(5,713.59)
Less: Trading Fee paid to Managing Owner	(26,040.82)
Interest income	41,907.52

Total Income	806,442.97
EXPENSES
Trading fees	0.00
Broker service fees	78,140.72
Incentive fees	0.00
Management fees	86,137.94

Total Expenses	164,278.66

Net Income (Loss)	$642,164.31

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	306,560.93308	$41,228,326.14	$134.49
Current month additions	114.48993	14,915.49
Current month redemptions	(7,103.05874)	(925,871.88)
Net income (loss) for current month		642,164.31	2.24

Net asset value, end of current month	299,572.36427	$40,959,534.06	$136.73

	Monthly rate of return		1.67%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - WINTON SERIES